Exhibit 99.1

News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

PROCTER & GAMBLE ANNOUNCES PRICING OF ITS DEBT TENDER OFFER

CINCINNATI, May 23, 2018—The Procter & Gamble Company (NYSE:PG) announced today the pricing of its previously announced debt tender offer to purchase the P&G debt securities listed in the table below (collectively, the “Securities”). The tender offer is being made solely pursuant to P&G’s Offer to Purchase, dated May 9, 2018, and the related Letter of Transmittal, as previously amended.

As of the Early Tender Deadline of 5:00 p.m., New York City time, on May 22, 2018, as reported by D.F. King, the tender and information agent for the tender offer, the principal amounts of the Securities listed in the table below had been validly tendered and not validly withdrawn. The applicable Reference Yield and Total Consideration (each as described below) are detailed in the table below.

Title of Security	CUSIP/ISIN	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount to be Accepted	Acceptance Priority Level	Reference Yield	Fixed Spread (basis points)	Total Consideration(1)
8.750% Debentures due 2022	CUSIP: 742718BJ7 ISIN: US742718BJ73	$97,000,000	$34,895,000	$34,895,000	1	2.861%	30	$1,209.27

8.000% Debentures due 2024	CUSIP: 742718BG3 ISIN: US742718BG35	$96,987,000	$26,351,000	$26,351,000	2	2.861%	40	$1,266.56

8.000% Debentures due 2029	CUSIP: 742718AV1 ISIN: US742718AV11	$66,206,000	$22,075,000	$22,075,000	3	3.035%	75	$1,387.83

6.450% Debentures due 2026	CUSIP: 742718BH1 ISIN: US742718BH18	$160,147,000	$49,536,000	$49,536,000	4	3.035%	55	$1,189.91

6.250% Notes due 2030	ISIN: XS0106655235	£310,529,000	£204,901,000	£204,901,000	5	1.652%	40	£1,430.61

5.800% Notes due 2034	CUSIP: 742718DB2 ISIN: US742718DB20	$475,210,000	$78,673,000	$78,673,000	6	3.179%	43	$1,267.20

5.550% Notes due 2037	CUSIP: 742718DF3 ISIN: US742718DF34	$1,130,469,000	$367,839,000	$367,839,000	7	3.179%	45	$1,259.86

5.500% Notes due 2034	CUSIP: 742718CB3 ISIN: US742718CB39	$368,787,000	$67,779,000	$67,779,000	8	3.179%	43	$1,224.90

5.250% Notes due 2033	ISIN: XS0158603083	£200,000,000	£109,211,000	£109,211,000	9	1.727%	43	£1,383.20

4.875% Notes due 2027	ISIN: XS0300113254	€1,000,000,000	€337,813,000	—	10	0.897%	-5	€1,346.20

4.125% Notes due 2020	ISIN: XS0237323943	€600,000,000	€158,596,000	—	11	-0.048%	-25	€1,112.82

(1)	Per $1,000, £1,000 or €1,000 principal amount of Securities. The Total Consideration payable for each $1,000, £1,000 or €1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by P&G includes an early tender premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

The amounts of each series of Securities that will be accepted for purchase were determined in accordance with the Acceptance Priority Levels specified in the table above, with 1 being the highest Acceptance Priority Level and 11 being the lowest Acceptance Priority Level.

The maximum aggregate purchase price that P&G will pay in the tender offer is an amount that is sufficient to allow P&G to purchase the entire tendered principal amounts of the Securities in Acceptance Priority Levels 1 through 9 specified in the table above. Based on the pricing set forth above, this amount is approximately $1.404 billion. None of the Securities in Acceptance Priority Levels 10 or 11 will be purchased.

The prices to be paid for the Securities denominated in U.S. Dollars and Sterling were calculated on the basis of the yield, listed in the table above, to the applicable call or maturity date of the applicable reference security, and the prices to be paid for the Securities denominated in Euro were calculated on the basis of the rates payable on a reference swap plus the fixed spread applicable to such Securities as set forth in the table above, in each case in the manner described in the Offer to Purchase.

Holders of the Securities that were validly tendered and not withdrawn at or prior to the Early Tender Deadline and that are accepted for purchase will receive the applicable Total Consideration specified in the table above. The tender offer will expire at midnight, New York City time, at the end of June 6, 2018, unless extended or terminated. However, because the tender offer was fully subscribed as of the Early Tender Deadline, holders who validly tender Securities following that time will not have any of their Securities accepted for purchase. Securities not accepted for purchase will be promptly returned or credited to the holder’s account.

The settlement date for Securities tendered at or prior to the Early Tender Deadline and accepted for purchase is expected to be May 25, 2018.

P&G’s obligation to accept for payment and to pay for the Securities validly tendered in the tender offer is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.

Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are acting as the dealer managers for the tender offer. The information and tender agent is D.F. King. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available via the tender offer website at https://sites.dfkingltd.com/pg or by contacting the information and tender agent in New York at (212) 269-5550 (banks and brokers) or (866) 356-7813 (all others) or in London at +44 20 7920 9700 or by email at pg@dfking.com. Questions regarding the tender offer should be directed to Deutsche Bank Securities Inc., at (212) 250-2955, (866) 627-0391 or +44 20 7545 8011, or Morgan Stanley & Co. LLC, Liability Management Group, at (212) 761-1057, (800) 624-1808 (toll-free) or +44 20 7677 5040.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third-party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

P&G Media Contact:

Damon Jones, (513) 983-0190

P&G Investor Relations Contact:

John Chevalier, (513) 983-9974